SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2014

WHITE MOUNTAIN TITANIUM CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-129347	87-057730
(State or Other Jurisdiction of	Commission File Number	(IRS Employer Identification No.)
Incorporation)

Augusto Leguia 100, Oficina 1401, Las Condes, Santiago Chile	None
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (56 2) 2657-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2014, the Binding Memorandum of Understanding (the “MOU”) dated December 3, 2013, between White Mountain Titanium Corporation (the “Company”) and Grand Agriculture Investment Limited (the “Investor”) was amended. The parties agreed to increase the amount of the investment by up to $5,000,000 in Second Tranche Units. Because of his ownership and management of the Investor, Mr. Wong, the Company’s Chairman and CEO, abstained from the vote by the Board of Directors approving the amendment.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Chief Financial Officer

On July 30, 2014, the Board of Directors of appointed Eric Gan, Certified Public Accountant (“CPA”), to the office of Chief Financial Officer effective August 15, 2014. Mr. Gan will serve as Chief Financial Officer until his resignation or until removal by the Board of Directors as provided for in the Company’s Bylaws. There is no arrangement or understanding between Mr. Gan and any other persons pursuant to which he was selected as CFO of the Company. Mr. Gan does not now have, nor has he ever had, any family relationship with any director or officer of the Company, or persons nominated to become a director or officer. Lan Shangguan will continue to serve as Chief Financial Officer until August 15, 2014. Coincident with the decision to close the Vancouver office, the Company notified Ms. Shangguan that her management services agreement through Red Creek Consulting Inc. will be terminated without cause on November 15, 2014.

In connection with his appointment, Mr. Gan entered into a letter agreement with the Company pursuant to which the Company has agreed to pay him a monthly salary of $11,000 until the Company achieves certain milestones, at which time the monthly salary would increase to $12,500. Under the terms of the agreement, Mr. Gan will devote his full-time efforts to the Company. The agreement is for an initial period of three months and may be terminated by either party without cause at any time. During the initial three-month period, the Company and Mr. Gan intend to negotiate the terms of a definitive agreement for his services. Mr. Gan is 52 years old.

Since 2011 Mr. Gan has served as Senior Financial Consultant for The Goetzman Group Inc., a Los Angeles-based company providing financial staffing services to Fortune 500 companies. From July 2010 through September 2011, he served as Chief Financial Officer for China SLP Filtration Technology, Inc., a China-based U.S. public company engaged in the manufacture and sale of nonwovens. From July 1999 through June 2010 he was a senior financial consultant for The Goetzman Group Inc. where he filled a variety of financial accounting positions for various U.S. public companies. Mr. Gan graduated from Nanchang University, Nanchang, P.R. China, with a Bachelor of Arts degree in Philosophy in 1983 and from the University of California, Los Angeles, with a Master of Accounting degree in 1995. He received a Master of Arts Degree in Philosophy in 1989 from Fudan University, Shanghai. Mr. Gan, who is a U.S. permanent resident and resides in California, is licensed as a CPA in California (inactive).

Prior to entering into the employment agreement with the Company, Mr. Gan had no previous transactions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White Mountain Titanium Corporation

Date: August 5, 2014	By	/s/ Brian Flower
Brian Flower, Executive Vice President